
<ARTICLE>                                           7
<CIK>                 0000054473
<NAME>                Kansas City Life Insurance Company
<MULTIPLIER>                                       1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                             DEC-31-2000
<PERIOD-START>                                JAN-01-2000
<PERIOD-END>                                  SEP-30-2000
<DEBT-HELD-FOR-SALE>                          $1,948,435
<DEBT-CARRYING-VALUE>                             89,733
<DEBT-MARKET-VALUE>                               90,119
<EQUITIES>                                       106,080
<MORTGAGE>                                       369,786
<REAL-ESTATE>                                     82,365
<TOTAL-INVEST>                                 2,739,352
<CASH>                                             7,767
<RECOVER-REINSURE>                               124,642
<DEFERRED-ACQUISITION>                           243,738
<TOTAL-ASSETS>                                 3,635,310
<POLICY-LOSSES>                                  821,206
<UNEARNED-PREMIUMS>                                    0
<POLICY-OTHER>                                    34,419
<POLICY-HOLDER-FUNDS>                          1,779,724
<NOTES-PAYABLE>                                   30,000
<PREFERRED-MANDATORY>                                  0
<PREFERRED>                                            0
<COMMON>                                          23,121
<OTHER-SE>                                       510,462
<TOTAL-LIABILITY-AND-EQUITY>                   3,635,310
<PREMIUMS>                                       107,729
<INVESTMENT-INCOME>                              155,059
<INVESTMENT-GAINS>                                   561
<OTHER-INCOME>                                    93,370
<BENEFITS>                                       206,578
<UNDERWRITING-AMORTIZATION>                       18,527
<UNDERWRITING-OTHER>                               5,852
<INCOME-PRETAX>                                   58,653
<INCOME-TAX>                                      17,237
<INCOME-CONTINUING>                               41,416
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                      41,416
<EPS-BASIC>                                         3.44
<EPS-DILUTED>                                       3.44
<RESERVE-OPEN>                                         0
<PROVISION-CURRENT>                                    0
<PROVISION-PRIOR>                                      0
<PAYMENTS-CURRENT>                                     0
<PAYMENTS-PRIOR>                                       0
<RESERVE-CLOSE>                                        0
<CUMULATIVE-DEFICIENCY>                                0

<F1> Debt  securities  held for sale represent FASB 115 available for sale fixed maturity securities reported on a current value basis, and do not include trading securities or securities held to maturity.

<F2> Debt  securities  represent  FASB  115  held  to  maturity  fixed  maturity securities, and do not include trading securities or securities available for sale.

<F3> Equity  securities  include equity  securities  that are available for sale under FASB 115.

<F4> Real Estate includes real estate joint ventures.

<F5> Policyholder funds include  accumulated  contract values as defined by FASB
     97, dividend and coupon accumulations and other policyowner funds.

<F6> Underwriting expenses - other reprsenet amortization of the value of purchased insurance in force.

